Exhibit 10.2

SHAREHOLDER LOCK-UP AGREEMENT

This SHAREHOLDER LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [•], 2024, by and among Webull Corporation, an exempted company incorporated with limited liability under the Laws of Cayman Islands (the “Company”), SK Growth Opportunities Corporation, an exempted company incorporated with limited liability under the Laws of Cayman Islands (“SPAC”), and the shareholder of the Company set forth on Schedule A hereto (the “Shareholder”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Business Combination Agreement (the “Business Combination Agreement”) entered into by and among the Company, Feather Sound I Inc., an exempted company incorporated with limited liability under the Laws of Cayman Islands and a wholly owned subsidiary of the Company (“Merger Sub I”), Feather Sound II Inc., an exempted company incorporated with limited liability under the Laws of Cayman Islands and a wholly owned subsidiary of the Company (“Merger Sub II”), and SPAC, pursuant to which, among other things, (i) Merger Sub I will merge with and into SPAC, with SPAC surviving the First Merger as a wholly owned subsidiary of the Company (the “First Merger”), and (ii) SPAC will merge with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Mergers”);

WHEREAS, the Shareholder is, as of the date of this Agreement, the sole beneficial and legal owner of such number of Pre-Subdivision Shares set forth opposite the Shareholder’s name on Schedule A hereto (the “Owned Shares” of the Shareholder; and the Owned Shares and any other Pre-Subdivision Shares or Company Ordinary Shares (or any securities convertible into or exercisable or exchangeable for Pre-Subdivision Shares or Company Ordinary Shares) acquired by the Shareholder after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of the Shareholder); and

WHEREAS, in order to induce SPAC and the Company to proceed with the Mergers and the other transactions contemplated by the Business Combination Agreement, the Company and SPAC have requested that the Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to the Company and SPAC as follows:

1.1 Corporate Organization. The Shareholder, if an entity, is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

1.2 Due Authorization. The Shareholder, if an entity, has all requisite corporate power and authority, and if an individual, has full legal capacity, right and authority, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If the Shareholder is an entity, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate or equivalent proceeding on the part of the Shareholder is necessary to authorize the execution and delivery of this Agreement or the Shareholder’s performance hereunder. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

1.3 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in this Agreement, no consent of or with any Governmental Authority on the part of the Shareholder is required to be obtained or made in connection with the execution, delivery or performance by the Shareholder of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Shareholder of its obligations under this Agreement.

1.4 No-Conflict. The execution, delivery and performance by the Shareholder of this Agreement do not and will not (a) if the Shareholder is an entity, contravene or conflict with or violate any provision of, or result in the breach of the Organizational Documents of the Shareholder, (b) contravene or conflict with or result in a violation of any provision of any Law or Governmental Order binding upon or applicable to the Shareholder or any of the Shareholder’s properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party, or (d) result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Shareholder, except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Shareholder of the Shareholder’s obligations under this Agreement.

1.5 Subject Shares. Subject to any Transfer permitted under Section 4.1(c), the Shareholder is the sole legal and beneficial owner of the Shareholder’s Subject Shares, and all such Subject Shares are owned by the Shareholder free and clear of all Encumbrances, other than Encumbrances pursuant to this Agreement, the other Transaction Agreements, the Company Charter, the Shareholders’ Agreement, or any applicable securities Laws. The Shareholder does not legally or beneficially own any shares of the Company other than the Subject Shares. The Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by (a) this Agreement, (b) the Company Charter, and (c) the Shareholders’ Agreement.

1.6 Acknowledgement. The Shareholder has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

1.7 Absence of Litigation. With respect to the Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Shareholder, threatened against, the Shareholder or any of the Shareholder’s properties or assets (including the Shareholder’s Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Shareholder to perform the Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby.

1.8 Adequate Information. The Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement, and has independently and without reliance upon SPAC or the Company and based on such information as the Shareholder has deemed appropriate, made its (or his or her) own analysis and decision to enter into this Agreement. The Shareholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the Business Combination Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Shareholder are irrevocable and shall only terminate pursuant to Section 4.7 hereof.

1.9 Additional Representations and Warranties of Individual Shareholder. The Shareholder, if an individual, (a) is not a minor, and is of full age and sound mind; and (b) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to the Shareholder and the Company as follows:

2.1 Corporate Organization. SPAC is an exempted company duly incorporated, is validly existing and is in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

2.2 Due Authorization. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the SPAC Board and no other corporate or equivalent proceeding on the part of SPAC is necessary to authorize the execution and delivery of this Agreement or SPAC’s performance hereunder (except that the SPAC Shareholders’ Approval is a condition to the respective obligations of each party to the Business Combination Agreement to consummate the Transactions). This Agreement has been duly and validly executed and delivered by SPAC and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

2.3 No-Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5 of the Business Combination Agreement and obtaining the SPAC Shareholders’ Approval, the execution, delivery and performance by SPAC of this Agreement and the consummation of the transactions by SPAC contemplated hereby do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the SPAC Charter, (b) contravene or conflict with or result in a violation of any provision of any Law or Governmental Order binding upon or applicable to SPAC or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which SPAC is a party, or (d) result in the creation or imposition of any Encumbrances upon any of the properties or assets of SPAC (including the Trust Account), except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by SPAC of its obligations under this Agreement.

ARTICLE III

Representations and Warranties of the Company

The Company hereby represents and warrants to the Shareholder and SPAC as follows:

3.1 Corporate Organization. The Company is an exempted company duly incorporated, is validly existing and is in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The Company is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

3.2 Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company’s performance hereunder (except that the Company Shareholders’ Approval is a condition to the respective obligations of each party to the Business Combination Agreement to consummate the Transactions). This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 No-Conflict. Subject to the receipt of the consents, approvals, authorizations, and other requirements set forth in Section 3.6 of the Business Combination Agreement, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, (a) contravene or conflict with, or trigger shareholder rights that have not been duly waived under, the Organizational Documents of the Company or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Law, permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Material Contract, or (d) result in the creation or imposition of any Encumbrance on any asset, property or Equity Security of the Company or any of its Subsidiaries (other than any Permitted Encumbrances), except in the case of clauses (b) through (d) above as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of the Shareholder

The Shareholder covenants and agrees during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of the Mergers. At any meeting of Company Shareholders called to seek the Company Shareholders’ Approval, including any extraordinary general meeting of the Company, or at any adjournment thereof, or in connection with any written consent of Company Shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the Company Transaction Proposals and any other transactions contemplated by the Business Combination Agreement and any other Transaction Documents, the Shareholder shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by proxy, class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Company Shareholders’ Approval or, if there are insufficient votes in favor of granting the Company Shareholders’ Approval, in favor of the adjournment of such meeting of Company Shareholders to a later date.

(b) Against Other Transactions. At any meeting of Company Shareholders or at any adjournment thereof, or in connection with any written consent of Company Shareholders or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought, the Shareholder shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (A) any business combination agreement, merger agreement or merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of any Equity Securities of the Company (other than the Business Combination Agreement, the First Merger and the Transactions), (B) other than in connection with the Transactions, any Company Acquisition Proposal, (C) allowing the Company to execute or enter into, any agreement related to a Company Acquisition Proposal, and (D) entering into any agreement, or agreement in principle requiring the Company to impede, abandon, terminate or fail to consummate the transactions contemplated by the Business Combination Agreement or breach its obligations thereunder, which, in each of cases (B) and (D) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Mergers or any other Transaction or change in any manner the voting rights of any class of the Company’s share capital.

(c) Revoke Other Proxies. The Shareholder represents and warrants that (i) any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, (ii) such revocable proxies or powers of attorney have been or are hereby revoked, and (iii) the donee(s) of such revocable proxies or powers of attorney have been notified of, and have acknowledged, the revocation by the Shareholder of such revocable proxies or powers of attorney.

(d) Irrevocable Proxy and Power of Attorney. The Shareholder hereby unconditionally and irrevocably grants to, and appoints, in the event that such Shareholder shall for whatever reason fail to perform any of its obligations under Section 4.1(a), the Company and any individual designated in writing by the Company, and each of them individually, as the Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares, in a manner consistent with Section 4.1(a). The Shareholder agrees to execute such documents or certificates evidencing such proxy or power of attorney as the Company may reasonably request. The Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. The Shareholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 4.1(d) are given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy and power of attorney are given to secure a proprietary interest or the performance of obligations owed to the Company and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY SET FORTH IN THIS SECTION 4.1(d) IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ACT (AS REVISED) OF THE CAYMAN ISLANDS. The irrevocable proxy and power of attorney granted hereunder shall be valid until the termination of this Agreement in accordance with its terms. Without limiting the foregoing, the irrevocable proxy and power of attorney granted hereunder shall not be revoked by the death, incapacity or bankruptcy of the Shareholder, or if the Shareholder is a body corporate, by its winding-up or dissolution.

4.2 No Transfer. From the date of this Agreement until the date of termination of this Agreement, the Shareholder shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) to (c), collectively, “Transfer”), (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in the Business Combination Agreement or other Transaction Documents, (iii) take any action that would reasonably be expected to make any representation or warranty of the Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling the Shareholder from performing its (or his or her) obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Shareholder may make Transfers of the Subject Shares (A) pursuant to this Agreement, (B) upon the consent of the Company and SPAC, and (C) if the Shareholder is an entity, by virtue of the Shareholder’s Organizational Documents upon liquidation or dissolution of the Shareholder, so long as, in each case of clauses (A) through (C), the power to vote (including, without limitation, by proxy or power of attorney) and otherwise fulfill the Shareholder’s obligations under this Agreement and the Business Combination Agreement is not relinquished or prior to and as a condition to the effectiveness of any such Transfer (provided that such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement to the same extent as the Shareholder was with respect to such transferred Subject Shares); provided, further, that in the case of clause (C), the transferee will not be required to assume voting obligations if the transferee’s assumption of such obligations would violate any applicable Laws, including any securities Laws, or would reasonably be expected to materially delay or impede the Proxy/Registration Statement being declared effective under the Securities Act. Any action attempted to be taken in violation of the preceding sentence will be null and void. The Shareholder agrees with, and covenants to, the Company and SPAC that the Shareholder shall not request the Company to register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares in violation of this Section 4.2.

4.3 No Redemption. The Shareholder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, the Shareholder shall not elect to cause the Company to redeem any Subject Shares now or at any time legally or beneficially owned by the Shareholder, or submit or surrender any of its Subject Shares for redemption pursuant to paragraph 5 (Redemption) of Schedule A to the Company Charter.

4.4 New Shares. In the event that prior to the Closing (i) any Pre-Subdivision Shares or other securities are issued or otherwise issued to the Shareholder, including, without limitation, pursuant to any share dividend or distribution, or any change in any of the Pre-Subdivision Shares or other share capital of the Company by reason of any share subdivision, recapitalization, consolidation, exchange of shares or the like, (ii) the Shareholder acquires legal or beneficial ownership of any Pre-Subdivision Shares after the date of this Agreement, including upon exercise of Company Options or vesting of the Company RSUs, or (iii) the Shareholder acquires the right to vote or share in the voting of any Pre-Subdivision Share after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.5 Shareholders’ Consent, Authorization or Approval. The Shareholder hereby irrevocably agrees and confirms that, insofar as the Shareholder’s consent, authorization or approval is required in respect of or in connection with the Transactions, including as may be required by Section 5.2 (Waiver and Amendment of Rights) and Section 7 (Protective Provisions) of the Shareholders’ Agreement, Articles 38 (Amendment of Memorandum of Association, Alteration of Capital & Change of Location of Registered Office) of and paragraph 6 (Protective Provisions) of Schedule A to, the Company Charter, the Shareholder hereby grants, provides and gives such consent, authorization or approval, and all specific resolutions that may be required to have been adopted by the Shareholder or class of shareholders in connection with the Transactions are hereby deemed adopted and approved by the Shareholder. To the extent a director appointed by the Shareholder will not serve as a director of the Company after the Closing, upon request of the Company, the Shareholder shall deliver a written notice to the Company to remove such director or cause such director to execute and deliver a resignation letter to the Company providing for such director’s resignation from the Company Board at the First Merger Effective Time.

4.6 Existing Shareholders Agreement. The Shareholder and the Company hereby agrees that, in accordance with the terms thereof, (i) the Shareholders’ Agreement, (ii) any rights of such Shareholder under the Shareholders’ Agreement and (iii) any rights under any other agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to the Company Shareholders, shall be terminated effective as of the First Merger Effective Time, and thereupon shall be of no further force or effect, without any further action on the part of any of the Shareholder or the Company, and neither the Company, the Shareholder, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, liabilities or obligations thereunder and the Shareholder and the Company hereby releases in full any and all claims with respect thereto with effect on and from the First Merger Effective Time.

4.7 Termination. This Agreement shall terminate upon the earlier of:

(a) the Closing, provided, however, that upon such termination, (i) Section 4.4, Section 4.6, this Section 4.7, Section 5.2, Section 5.5, Section 5.6, Section 5.7, Section 5.9 and Section 5.10 shall survive indefinitely; and (ii) Section 4.12 and Section 5.1 shall survive until the date on which none of the Company, the Shareholder or any holder of a Locked-Up Share (as defined below) has any rights or obligations hereunder; and

(b) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

4.8 Additional Matters. The Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or SPAC may reasonably request for the purpose of effectively consummating the transactions contemplated by this Agreement, the Business Combination Agreement and the other Transaction Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Company Charter or the Cayman Act) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Mergers or any other Transaction.

4.9 Waiver of Anti-Dilution Protection. The Shareholder hereby waives, and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, the anti-dilution protection pursuant to the Company Charter (for the avoidance of doubt, including any antidilution adjustment pursuant to paragraph 4(d) (Adjustment to the Conversion Ratio) of Schedule A to the Company Charter) in connection with the Transactions.

4.10 Acquisition Proposals; Confidentiality. The Shareholder shall be bound by and comply with Sections 6.3 (Acquisition Proposals and Alternative Transactions), 11.13 (Publicity) and 11.14 (Confidentiality) of the Business Combination Agreement (and any relevant definitions contained in any such sections) as if (a) the Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to “the Company” contained in Section 6.3 of the Business Combination Agreement (other than for purposes of the definition of “Company Acquisition Proposal”) and “Affiliates” in Section 11.14 of the Business Combination Agreement shall also refer to the Shareholder.

4.11 Consent to Disclosure. The Shareholder consents to and authorizes the Company or SPAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or SPAC, as applicable, reasonably determines to be necessary or advisable in connection with the Mergers or any other transactions contemplated by the Business Combination Agreement or this Agreement, the Shareholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Shareholder’s commitments and obligations under this Agreement, and the Shareholder acknowledges that the Company or SPAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange to promptly give the Company or SPAC, as applicable, any information that is in its possession that the Company or SPAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and the Shareholder agrees to promptly notify the Company and SPAC of any required corrections with respect to any written information supplied by the Shareholder specifically for use in any such disclosure document, if and to the extent that the Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

4.12 Lock-Up Provisions.

(a) Subject to the exceptions set forth herein, during the Lock-Up Period (as defined below), the Shareholder agrees not to, without the prior written consent of the Company Board, Transfer any Locked-Up Shares (as defined below) held by the Shareholder. The foregoing limitations shall remain in full force and effect for a period of one hundred and eighty (180) days from and after the Closing (such period, the “Lock-Up Period”) with respect to all the Locked-Up Shares. For purposes of this Section 4.12, “Locked-Up Shares” means any Company Ordinary Shares held by the Shareholder immediately after the First Merger Effective Time and any Company Ordinary Shares acquired by the Shareholder upon the exercise of Company Options or the vesting of Company RSUs.

(b) The restrictions set forth in Section 4.12(a) (the “Lock-Up Restrictions”) shall not apply to:

(i) in the case of an entity, Transfers to (A) such entity’s officers or directors or any affiliate (as defined below) or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates;

(ii) in the case of an individual, Transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v) in the case of an individual, Transfers to a partnership, limited liability company or other entity of which such individual and/or the immediate family of such individual are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi) in the case of an entity that is a trust or a trustee of a trust, to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust;

(vii) in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii) pledges of any Locked-Up Shares to a financial institution that create a mere security interest in such Locked-Up Shares pursuant to a bona fide loan or indebtedness transaction so long as Sponsor continues to control the exercise of the voting rights of such pledged Locked-Up Securities as well as any foreclosures on such pledged Locked-Up Shares;

(ix) Transfers of any Company Ordinary Shares acquired as part of the PIPE Financing;

(x) transactions relating to Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;

(xi) the exercise of any options or warrants to purchase Company Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(xii) Transfers to the Company to satisfy Tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(xiii) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Shares shall be made by the Shareholder pursuant to such Trading Plan during the Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the Lock-Up Period; and

(xiv) Transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date;

provided, however, that in the case of clauses (i) through (viii), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. For purposes of this paragraph, (A) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual; and (B) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(c) For the avoidance of doubt, the Shareholder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Locked-Up Shares or receive any dividends or distributions thereon.

(d) In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Shares, are hereby authorized to decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

(e) Notwithstanding anything to the contrary in this Agreement, following the date on which the closing price of the Company Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a thirty (30)-Trading Day period, the Company may, at its discretion, release twenty-five percent (25%) of the Locked-Up Shares of the Shareholder (determined as of the date immediately before the date of such determination) from the Lock-Up Restrictions; provided that the foregoing shall not apply to any Locked-Up Shares held by any Founder Holdco or Webull Partners Limited. For purposes of this Section 4.12(e), “Trading Day” shall mean any day on which the Company Ordinary Shares are actually traded on the principal securities exchange or securities market on which Company Ordinary Shares are then traded.

ARTICLE V

General Provisions

5.1 Legend. The Company shall remove, and shall cause to be removed (including by causing its transfer agent to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Locked-Up Shares at the time any such share is no longer subject to the Lock-Up Restrictions (any such Locked-Up Share, a “Free Share”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Shares to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Company Ordinary Shares so that the Free Shares are in a like position. Any holder of a Locked-Up Share is an express third-party beneficiary of this Section 5.1 and entitled to enforce specifically the obligations of the Company set forth in this Section 5.1 directly against the Company.

5.2 Notice. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the Company and SPAC in accordance with Section 11.3 of the Business Combination Agreement and to the Shareholder at the address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting.

5.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

5.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a Transfer of any Subject Shares in accordance with the terms of this Agreement, transferee to whom such Subject Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its (or his or her) obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 5.4 shall be null and void, ab initio. For the avoidance of doubt, no Transfer of Subject Shares or Free Shares shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

5.5 Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

5.6 CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF (I) THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN OR (II) THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN (IN EACH CASE, INCLUDING ANY APPELLATE COURT THEREFROM) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE CONVENIENT OR APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.6.

5.7 Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 4.5, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not allege, and each party hereby waives the defense, that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such injunction.

5.8 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

5.9 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders or shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents, representatives or Affiliates of any party hereto, or any former, current or future direct or indirect stockholder or shareholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent, representative or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Notwithstanding the foregoing, nothing herein shall limit the liability of any party for fraud committed by such party.

5.10 Mutual Release.

(a) Shareholder Release. The Shareholder, on the Shareholder’s own behalf and on behalf of each of the Shareholder’s Affiliates (other than SPAC) and each of the Shareholder’s and the Shareholder’s Affiliates’ successors, assigns and executors (each, a “Shareholder Releasor”), effective as at the First Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Shareholder Releasee”), from (x) any and all obligations or duties the Company, SPAC or any of their respective Subsidiaries has prior to or as of the First Merger Effective Time to such Shareholder Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Shareholder Releasor has prior to or as of the First Merger Effective Time, against any Shareholder Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the First Merger Effective Time; provided, however, that nothing contained in this Section 5.10(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement, the other Transaction Documents or the Company Charter, (ii) for indemnification or contribution, in any Shareholder Releasor’s capacity as an officer or director of the Company, (iii) arising under any then-existing insurance policy of the Company, or (iv) for any claim for fraud.

(b) Company Release. Each of the Company, SPAC and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the First Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Shareholder and the Shareholder’s successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (x) any and all obligations or duties such Company Releasee has prior to or as of the First Merger Effective Time to such Company Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the First Merger Effective Time; provided, however, that nothing contained in this Section 5.10(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement or the other Transaction Documents or (ii) for any claim for fraud.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Webull Corporation

By:
Name:
Title:

[Signature Page to Shareholder Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

SK Growth Opportunities Corporation

By:
Name:
Title:

[Signature Page to Shareholder Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

[Shareholder]

By:
Name:
Title:

[Signature Page to Shareholder Lock-Up Agreement]